                                                     REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                Aquarion Company
             (Exact name of Registrant as specified in its charter)

Delaware                                                   06-0852232
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                835 Main Street
                              Bridgeport, CT 06601
   (Address, including zip code, of Registrant's principal executive office)

                     Aquarion Company Stock Incentive Plan
             Aquarion Company Directors' Deferred Compensation Plan
                   Aquarion Company Long-Term Incentive Plan
                           (Full title of the Plans)

                                ---------------

                                Janet M. Hansen
          Senior Vice President, Chief Financial Officer and Treasurer
                                Aquarion Company
                                835 Main Street
                              Bridgeport, CT 06601
                                 (203) 335-2333
(Name, address and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:
                             Joel S. Hoffman, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                                ---------------

                        CALCULATION OF REGISTRATION FEE

 =======================================================================================================
                                                             PROPOSED        PROPOSED
            TITLE OF                                         MAXIMUM         MAXIMUM         AMOUNT OF
         SECURITIES TO                AMOUNT TO          OFFERING PRICE     AGGREGATE      REGISTRATION
         BE REGISTERED              BE REGISTERED         PER SHARE(2)    OFFERING PRICE      FEE(2)
- --------------------------------------------------------------------------------------------------------
Common Stock without par value       1,200,000 shares(1)     $24.6875        $29,625,000     $10,215
========================================================================================================

(1) This Registration Statement also pertains to Series A Junior Participating Preferred Stock Purchase Rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.
(2) Estimated solely for calculating the registration fee and calculated pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock on April 28, 1994 as reported on the New York Stock Exchange Composite Tape.

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

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed with the Securities and Exchange Commission by Aquarion Company (the "Company") are hereby incorporated in this Registration Statement by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Aquarion Company for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company's Restated Certificate of Incorporation includes provisions which have the purpose of limiting the personal liability of its directors for monetary damages for breach of their duty of care to the full extent permissible under Delaware law.

    The Delaware General Corporation Law authorizes a corporation's Board of Directors to grant indemnity to officers and directors for certain liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VIII of the Company's By-laws provides for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by Delaware law.

    The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable

ITEM 8.  EXHIBITS.

   4.1 Aquarion Company Stock Incentive Plan - incorporated by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting held on April 26, 1994

   4.2 Aquarion Company Directors' Deferred Compensation Plan - incorporated by reference to Exhibit B to the Company's Proxy Statement for its Annual Meeting held on April 26, 1994

   4.3  Aquarion Company Long-Term Incentive Plan*

   5    Opinion of Wiggin & Dana*

   23.1 Consent of Price Waterhouse*

   23.2 Consent of Wiggin & Dana (included in the opinion filed as Exhibit 5)*

   24   Power of Attorney*

- ----------------
*   Filed herewith

ITEM 9.  UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Aquarion Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on this 4th, day of May, 1994.

                              AQUARION COMPANY

                              By         Janet M. Hansen
                                ----------------------------------------
                                         Janet M. Hansen
                                      Senior Vice President,
                                     Chief Financial Officer and
                                             Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of May, 1994.


         William S. Warner*               CHAIRMAN OF THE BOARD OF DIRECTORS
- --------------------------------------               AND DIRECTOR
         William S. Warner


         Jack E. McGregor*                PRESIDENT, CHIEF EXECUTIVE OFFICER
- --------------------------------------               AND DIRECTOR
         Jack E. McGregor                    (PRINCIPAL EXECUTIVE OFFICER)


           Janet Hansen*                  SENIOR VICE PRESIDENT, CHIEF
- --------------------------------------      FINANCIAL OFFICER AND TREASURER
          Janet M. Hansen                  (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                       OFFICER)


       George W. Edwards, Jr.*            DIRECTOR
- --------------------------------------
       George W. Edwards, Jr.


        Geoffrey Etherington*             DIRECTOR
- --------------------------------------
        Geoffrey Etherington


       Norwick R.G. Goodspeed*            DIRECTOR
- --------------------------------------
       Norwick R.G. Goodspeed

- --------------------------------------    DIRECTOR
         Janet D. Greenwood


       Donald M. Halsted, Jr.*
- --------------------------------------    DIRECTOR
       Donald M. Halsted, Jr.


          Eugene D. Jones*
- --------------------------------------    DIRECTOR
          Eugene D. Jones


         Larry L. Pflieger*
- --------------------------------------    DIRECTOR
         Larry L. Pflieger


        G. Jackson Ratcliffe*
- --------------------------------------    DIRECTOR
        G. Jackson Ratcliffe


          John A. Urquhart*
- --------------------------------------    DIRECTOR
          John A. Urquhart


- -------------------------------
* By signing her name hereto, Janet M. Hansen signs this Registration Statement as Senior Vice President, Chief Financial Officer and Treasurer of the Registrant and on behalf of the persons indicated above pursuant to the power of attorney duly executed by such persons and filed herewith.



                                              Janet M. Hansen
                              ------------------------------------------------
                                     (Janet M. Hansen, Attorney-in-Fact)

                                 EXHIBIT INDEX


EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT


     4.1 Aquarion Company Stock Incentive Plan - incorporated by reference

     4.2 Aquarion Company Directors' Deferred Compensation Plan - incorporated by reference

     4.3        Aquarion Company Long-Term Incentive Plan

     5          Opinion of Wiggin & Dana

     23.1       Consent of Price Waterhouse

     23.2 Consent of Wiggin & Dana (included in the opinion filed as Exhibit 5)

     24         Power of Attorney